ALLOCATION AND RELEASE AGREEMENT

     THIS ALLOCATION AND RELEASE AGREEMENT (this "Agree-ment") is made and entered into as of November 1, 1996 by and between CAPITAL GROWTH MORTGAGE INVESTORS, L.P., a
Delaware limited partnership ("Lender") and UNION SQUARE
HOTEL PARTNERS, L.P., a Delaware limited partnership
(formerly known as Shearson Union Square Associates
Limited Partnership, a Delaware limited partnership)
("Borrower").

                     R E C I T A L S

          WHEREAS, Borrower is the owner of that certain property located in San Francisco, California, as more particularly described on Exhibit A attached hereto, commonly known as the Grand Hyatt San Francisco hotel
(the "Hotel");

          WHEREAS, Lender is the holder of the following promissory notes made by Borrower (collectively, the "Promissory Notes"): (i) the Zero Coupon Mortgage Note due January 2, 1997, dated as of August 20, 1986, as amended and restated as of June 30, 1992, in the original principal amount of $13,325,000 and the face amount of $42,207,708.58 (the "Secured Note"), (ii) the Promissory
Note, dated May 1, 1989, in the original principal amount of $1,000,000 (the "May 1 Note"), and (iii) the Note, dated as of July 12, 1991, in the original principal amount of $1,611,952.35 (the "July 12 Note" and, collec-tively with the May 1 Note, the "Unsecured Notes");

          WHEREAS, the Secured Note is a non-recourse
note which is secured by: (i) that certain second prior-
ity Deed of Trust, Assignment of Rents, Security Agree-
ment and Fixture Filing, dated as of August 29, 1986,
encumbering the Hotel, as amended (as so amended, the
"Deed of Trust") by that certain First Agreement Supple-
menting Capital Growth Deed of Trust and Capital Growth
Assignment of Lessor's Interest in Leases, Security
Agreement and Fixture Filing, dated as of June 30, 1992
(the "First Supplement") and (ii) that certain second
priority Assignment of Lessor's Interest in Leases, dated
as of August 29, 1986, as amended by the First Supplement
(as so amended, the "Assignment of Leases");

          WHEREAS, both the first priority mortgage debt encumbering the Hotel (the "First Mortgage Debt") and the
Secured Note are scheduled to mature and become due and payable on January 2, 1997;

          WHEREAS, in order to generate funds to apply toward, among other things, the repayment of the First
Mortgage Debt and the Secured Note, Borrower anticipates entering into a purchase and sale agreement (the "Pur-chase Agreement") with an affiliate ("Buyer") of Hyatt
Corporation for the sale (the "Sale") of the Hotel in consideration for (a) a cash purchase price (the "Gross
Purchase Price") of $126,900,000, (b) Buyer's assumption of mortgage debt subordinate to the Secured Note, and (c) the covenants, representations, warranties and indemni-ties made by Buyer and contained in the Purchase Agree-ment and in the property transfer documents executed in connection therewith, with no other consideration of any kind being paid by Buyer to Borrower;

          WHEREAS, the Unsecured Notes will mature and become due and payable (to the extent of sufficient sales proceeds) upon the consummation of the Sale;

          WHEREAS, the net proceeds that Borrower expects to receive from the payment of the Gross Purchase Price in connection with the Sale, after the payment of transac-tion costs, the making of closing adjustments and the repayment of the First Mortgage Debt (the "Net Sales Pro-ceeds"), would not be sufficient to repay in full the obligations of the Borrower under the Promissory Notes
(the "Obligations");

          WHEREAS, in consideration of Borrower's efforts and expense in connection with the sale of the Hotel, Borrower will be entitled to retain a portion of the Net
Sales Proceeds for distribution to its constituent part-ners;

          WHEREAS, Lender and Borrower have each deter-mined that, taking into account a number of factors (in-cluding, without limitation, the terms of the agreement and lease pursuant to which the Hotel is managed by California Hyatt Corporation), an orderly sale of the Hotel by Borrower (and not by Lender or any other third party) is the means most likely to result in the maximum amount of Net Sales Proceeds;

          WHEREAS, Lender, in order to maximize such Net Sales Proceeds, to avoid costly and time-consuming fore-closure proceedings and/or litigation, which could result if Borrower failed to sell the Hotel on or before the maturity of the Secured Note, and in consideration of Borrower's undertakings and efforts with respect to the sale of the Hotel, is willing to accept the "Pay-Off Amount"
(as hereinafter defined) and allow Borrower to retain certain of the Net Sales Proceeds, upon the terms and conditions set forth herein;

          WHEREAS, Borrower and Lender have each engaged an independent financial advisor (collectively, the "Independent Advisors") to negotiate an allocation (the "Allocation") between Borrower and Lender of the anticipated Net Sales Proceeds, and the Independent Advisors have independently negotiated and presented an Allocation to Borrower and Lender;

          WHEREAS, Lender's Independent Advisor has opined to Lender that the Allocation is fair, from a financial point of view, to the limited partners of Lender and that the Allocation is at least as favorable to Lender as an allocation of proceeds would be if it were between unaffiliated parties in similar circumstances and, in reliance thereon, Lender has approved the Allocation;

          WHEREAS, Borrower's Independent Advisor has opined to Borrower that the Allocation is fair, from a financial point of view, to the limited partners of Borrower and that the Allocation is at least as favorable to Borrower as an allocation of proceeds would be if it were between unaffiliated parties in similar circumstanc-es and, in reliance thereon, Borrower has approved the Allocation;

          WHEREAS, Lender and Borrower now desire to set forth their agreement with respect to the Allocation of Net Sales Proceeds and the satisfaction of the Obliga-tions.

          NOW, THEREFORE, in consideration of the cove-nants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Sale of Hotel and Acceptance of Pay-Off Amount.

     a. Sale of Hotel. Lender shall permit Borrower to consummate the Sale generally in accordance with the terms of the Purchase Agreement, as the same may be amended or otherwise modified from time to time in Borrower's sole and absolute discretion, provided, however, that no such modification shall reduce the Gross Purchase Price to an amount which is not sufficient to yield Net Sales Proceeds in cash in an amount at least equal to the Pay-
Off Amount, as defined below. Lender acknowledges that, pursuant to the Purchase Agreement, the Gross Purchase
Price may be increased to a maximum of $132,000,000 under certain circumstances. Borrower shall deliver to Lender a fully executed copy of the Purchase Agreement within three (3) business days following the execution thereof by Buyer and Borrower. As used herein, the term, "Effective Date" shall mean the date that the Purchase Agree-ment becomes effective, as more particularly set forth therein. Borrower shall notify Lender of the Effective
Date promptly following notification thereof to Borrower.

     b. Pay-Off Amount. The term "Pay-Off Amount" as used herein means the sum of the following amounts in cash:
          (1) the amount of $30,000,000, which amount includes the amount of $150,000 in reimbursement of costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the transactions contemplated hereby (regardless of the actual amount of such costs and expenses), said $150,000 plus the amounts referred to in clause (2) below being the only amounts that Borrower shall be obligated to pay or reimburse to Lender for such costs and expenses, plus

          (2)       the cost incurred by Lender in obtaining
Lender's Fairness Opinion, provided that such cost shall not exceed the sum of $250,000, plus

          (3) in the event that the Gross Purchase Price is increased under the terms of the Purchase Agreement to an amount above $126,900,000, then one-half (1/2) of the amount of such excess shall additionally be payable to Lender, plus

          (4) in the event that the First Mortgage Debt is repaid in full upon the consummation of the Sale for less than $89,714,536 as a result of (i) the fact that the Sale is consummated prior to December 31, 1996, or
(ii) the fact that as a result of an arithmetical error, the amount necessary to repay the First Mortgage Debt on December 31, 1996 is less than $89,714,536 (or corre-spondingly less as of some other date), or (iii) the fact that Borrower negotiates and obtains the agreement of the holder of the First Mortgage Debt to accept a discounted payment for the full satisfaction and release of the First Mortgage Debt, then, and only then, Borrower shall additionally pay to Lender an amount equal to the product of: (A) the difference between $89,714,536 and such lesser repayment amount, multiplied by (B) 0.8559947.

     c.        Acceptance of Pay-Off Amount.   Lender shall
accept the Pay-Off Amount in full satisfaction of all of the outstanding Obligations.

     d. Time Deadline; Extension of Maturity of Secured Note. Borrower shall use its commercially reasonable best efforts to consummate the Sale on or before January
2, 1997, provided, however, that Borrower shall have until March 31, 1997 (the "Outside Closing Date") in which to obtain the approval of Borrower's limited part-ners to the Sale and to consummate the Sale. Lender hereby covenants and agrees that, unless foreclosure pro-ceedings with respect to the First Mortgage Debt have been commenced, Lender shall not commence foreclosure proceedings with respect to the indebtedness evidenced by the Secured Note, or attempt to have a receiver appointed for the Hotel, until the first business day following the Outside Closing Date.

     e. Agreement Contingent. This Agreement is contin-gent upon the consummation of the Sale. In the event the Sale has not been consummated on or before the Outside
Closing Date, this Agreement shall terminate and be of no further force or effect and Lender shall not thereafter be obligated to accept the Pay-Off Amount in satisfaction of the Obligations.

     f. Hotel Operation. From and after the date hereof, Borrower shall continue to operate the Hotel (to the extent within Borrower's control) materially in accordance with Borrower's past practices and the terms of the Operating Lease.

     g. No Other Consideration or Commission. Borrower represents and warrants to Lender that neither Borrower nor any affiliate of Borrower will be paid (directly or indirectly) any commission, fee or other consideration of any kind from Buyer (or its affiliates) on account of Buyer's purchase of the Hotel, whether pursuant to the Purchase Agreement, the property transfer documents exe-cuted in connection therewith, or otherwise, other than
(a) the Gross Purchase Price, (b) the assumption of mort-gage debt subordinate to the Secured Note, and (c) the covenants (relating to the Hotel and the transfer of the Hotel), representations, warranties and indemnities more particularly set forth in the Purchase Agreement and the property transfer documents executed in connection there-with (including, without limitation, Buyer's assumption of the landlord's obligations under the Operating Lease and with respect to the contracts, personal property and miscellaneous property assets in connection with Buyer's purchase of the Hotel). The Purchase Agreement (includ-ing the property transfer documents attached as exhibits thereto) is the entire agreement between the parties with respect to Buyer's purchase of the Hotel.

2.   Borrower's Retention of Certain Net Sales Proceeds.

     Lender acknowledges and agrees that the Independent
Advisors agreed upon the Allocation based upon the as-sumption that the Net Sales Proceeds would not only be sufficient to pay to Lender the Pay-Off Amount, but would also be sufficient to enable Borrower to retain a portion of the Net Sales Proceeds. Accordingly, Lender further acknowledges and agrees that, after payment to Lender of the Pay-Off Amount as contemplated herein, Borrower shall have the absolute right to keep and retain any and all remaining Net Sales Proceeds, free from any claim of Lender, in consideration of Borrower's undertakings and efforts regarding the Sale.

3.        Closing.

     a. Closing Date. The closing (the "Closing") of the satisfaction of the Obligations and the release of any and all collateral securing the same (the "Collater-al") shall occur on the date (the "Closing Date") set forth in a written notice to Lender delivered by Borrower one (1) business day prior to the Closing, which Closing Date shall be no later than the Outside Closing Date.
The Closing shall be conducted concurrently with the closing of the Sale and shall be made part of the escrow established by Borrower with First American Title Insur-ance Company (the "Title Company") with respect to the Sale.

     b. Lender's Closing Deliveries. No later than thirty days after the Effective Date, the following items shall be delivered by Lender to the Title Company, to be held in escrow by the Title Company pending the consumma-tion of the Sale:

          (1)       the original executed Promissory Notes;

          (2)       releases and full reconveyances of the
Collateral, to be prepared by Borrower in form and sub-stance reasonably satisfactory to the parties (the "Col-lateral Releases"), all in form for recordation required in the State of California, together with the original
Deed of Trust and the original Assignment of Leases and any other instruments reasonably required by the Title
Company for the release and reconveyance of the Collater-al;

          (3) UCC-3 Termination Statements for filing with the California Secretary of State and the County Recorder of San Francisco, California, evidencing the termination of Lender's security interests in the Collateral, to be prepared by Borrower in form and substance reasonably satisfactory to the parties;

          (4) an unconditional general release of Borrower and its general partner and affiliates of Borrower's general partner, duly executed by Lender, to be prepared by Borrower in form and substance reasonably satisfactory to the parties (the "General Release of Borrower");

          (5) an unconditional general release of each Additional Unsecured Lender (as hereinafter defined), duly executed by Lender to be prepared by Borrower in form and substance reasonably satisfactory to such Addi-tional Unsecured Lender (each, a "General Release of
Additional Unsecured Lender");

          (6) a Form 1099-A prepared by Borrower in form and substance satisfactory to Lender, to be filed by Lender with the Internal Revenue Service; and

          (7) wire transfer instructions for the payment to Lender of the Pay-Off Amount.

     c. Borrower's Closing Deliveries. At the Closing, the following items shall be delivered by Borrower to the Title Company to be held in escrow by the Title Company pending the consummation of the Sale:

          (1) instruction to the Title Company to pay the Pay-Off Amount to Lender out of Net Sales Proceeds;

          (2) an unconditional general release of Lender and its general partner and affiliates of Lender's general partner, duly executed by Borrower, in form and substance reasonably satisfactory to the parties (the "Borrower's
General Release of Lender");

          (3) a certification made by the general partner of Borrower for the benefit of Lender setting forth each and every Additional Unsecured Lender holding unsecured debt of Borrower and the original and outstanding principal amount of such unsecured debt; and

          (4) evidence of the consent of each Additional Unsecured Lender to the transactions contemplated hereby, together with an unconditional general release(s) of Lender and its general partner and affiliates of Lender's general partner, duly executed by each Additional Unse-cured Lender, in form and substance reasonably satisfactory to Lender (each, a "Release of Lender by Additional
Unsecured Lender" and, collectively with Borrower's
General Release of Lender, the "General Releases of
Lender").

     d. Title Company Obligations. At Closing, Borrow-er shall cause the Title Company to (i) wire transfer the Pay-Off Amount and deliver the General Releases of Lender to Lender, (ii) cause the Collateral Releases to be filed and recorded in the appropriate offices and deliver conformed copies thereof to Borrower and Lender, (iii) deliver the Promissory Notes and the General Release of Borrower to Borrower, and (iv) deliver each General Re-lease of Additional Unsecured Lender to the applicable Additional Unsecured Lender.

4.   Agreement and Release by Additional Unsecured Lender(s).

     It shall be a condition precedent to the obligations of Lender and Borrower hereunder that Borrower shall have obtained (or, in the case of clause (iii) of this Section
4, caused to be delivered to the Title Company at the Closing): (i) the agreement of any and all lender(s) holding unsecured debt of the Borrower other than the Unsecured Notes (each, an "Additional Unsecured Lender") to
Borrower's retention of all Net Sales Proceeds in excess of the Pay-Off Amount as set forth herein, (ii) a general release of Borrower, its general partner and its affiliates by such Additional Unsecured Lender(s), and (iii) a Release of Lender by Additional Unsecured Lender executed by each Additional Unsecured Lender.

5.        Miscellaneous Provisions.

     a. Authority. Each party hereto represents and warrants to the other that it has full power and authori-ty to enter into this Agreement and to consummate the transactions contemplated hereby. The person executing this Agreement on behalf of the general partner of each party hereto has been duly authorized to sign this Agree-ment on behalf of such general partner, but signs this Agreement only in such person's capacity as an officer of such general partner and shall have no personal liability with respect to this Agreement or the transactions con-templated hereby.

     b. Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unen-forceable, the remainder of this Agreement or the appli-cation of such term or provision to persons or circum-stances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     c. Integration of Agreement. This Agreement, together with the Exhibits hereto and that certain letter agreement between Borrower and Lender dated as of Septem-ber 5, 1996 attached hereto as Exhibit B and incorporated herein by this reference, constitutes the entire agree-ment of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

     d. Further Assurances. The parties agree to mutually execute and deliver to each other, at, and from time to time after, the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customari-ly delivered in similar transactions, and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

     e. Attorneys' Fees. In the event that any party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agree-ment, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other parties in enforcing or establishing its rights hereun-der, including, without being limited to, court costs and reasonable attorneys' fees, charges and disbursements.

     f. Modifications; Counterparts. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by the parties hereto. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signa-ture by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

     g. Governing Law. This Agreement shall be gov-erned by and construed in accordance with the laws of the State of New York, as if this Agreement was made and to be performed wholly within such State.

     h.        Waiver of Jury Trial.  EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN
ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     i. No Waiver. Except as otherwise expressly provided herein, the failure of any party hereto to enforce at any time any of the provisions of this Agree-ment shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     j. Headings. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

     k. Recordation. No party hereto may record this Agreement. To the extent that any such filing is made in violation of the Agreement, the party effecting such filing shall indemnify, defend and hold the other harm-less from and against any damages incurred by the other in connection therewith. The provisions of this para-graph shall survive the termination of this Agreement.

     l.        No Modifications to Existing Loan Documents.
Except to the extent expressly set forth herein, each of the loan documents executed and delivered in connection with the Promissory Notes shall remain unmodified and in full force and effect. Any material default by Borrower under this Agreement shall be deemed to constitute a default under the Secured Note. The parties expressly agree that this Agreement is contingent and is effective only upon the closing of the Sale under the terms and conditions set forth herein. Both Borrower and Lender agree that this Agreement does not constitute a modifica-tion of the Obligations within the meaning of Treasury
Regulation section 1.1001-3.

     IN WITNESS WHEREOF, the parties hereto have executed this Allocation and Release Agreement as of the date and year first above written.

                         UNION SQUARE HOTEL PARTNERS,
                         L.P.

                         By:  Union Square/GP Corp., its
                              general partner

                              By:   s/Jeffrey C. Carter
                                     __________________
                              Name:  Jeffrey C. Carter
                              Title: President


                         CAPITAL GROWTH MORTGAGE INVES-
                         TORS, L.P.

                         By:  CG Realty Funding Inc., its
                              general partner

                              By:     s/Kenneth L. Zakin
                                      ___________________
                              Name:   Kenneth L. Zakin
                              Title:  President


                        EXHIBIT A
                    LEGAL DESCRIPTION

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton
Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet;
thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10-3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said
Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps,
Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.


                        EXHIBIT B
                    LETTER AGREEMENT